Exhibit 10.3

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
COMSTOCK 3101 WILSON, LC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of COMSTOCK 3101 WILSON, LC (the “Company”) is made and entered into as of February 7, by DWC 3101 Wilson Venture, LLC, a Delaware limited liability company (the “Member”).
R E C I T A L S:
WHEREAS, Christopher Clemente formed the Company by causing Articles of Organization (the “Articles”) to be filed with the Virginia State Corporation Commission (the “Commission”) pursuant to Chapter 12 of Title 13.1 of the Code of Virginia (the “Virginia Limited Liability Company Act”) on or about August 7, 2019;
WHEREAS, the Company was previously governed by that certain Limited Liability Company Agreement of COMSTOCK 3101 WILSON, LC, dated as of August 7, 2019, by and between Comstock Partners, LC a Virginia limited liability company (“CP”) and Comstock Holding Companies, Inc., a Delaware corporation (and together with CP, “Comstock”) (the “Prior LLC Agreement”);
WHEREAS, pursuant the Limited Liability Company Agreement of the Member dated on or about the date hereof, Comstock assigned one hundred percent (100%) of the membership interests in the Company to the Member;
WHEREAS, the Member desires to amend and restate the Prior LLC Agreement in its entirety, and to continue the Company as a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the Member hereby adopts the following as its “limited liability company agreement” (as that term is used in the Virginia Limited Liability Company Act):
1. Continuation. The Company was formed as a limited liability company under the Virginia Limited Liability Company Act. The Member hereby agrees to continue the Company as a limited liability company under the Virginia Limited Liability Company Act, upon the terms and subject to the conditions set forth in this Agreement. The Member is hereby authorized and directed to file any necessary amendments to the Articles of the Company with the Commission and such other documents as may be required or appropriate under the Virginia Limited Liability Company Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

2. Name and Principal Place of Business.
(a) The name of the Company is COMSTOCK 3101 WILSON, LC. The Member may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Member may from time to time determine. All business of the Company shall be conducted under such names and title to all assets or property owned by the Company shall be held in such names.
(b) The principal place of business and office of the Company shall be located at Comstock Companies, 1886 Metro Center Drive, Fourth Floor, Reston, Virginia 20190, or at such other place or places as the Member may from time to time designate.
3. Registered Agent and Registered Office. The name and address of the registered agent of the Company is Christopher Clemente, 1886 Metro Center Drive, Suite 400, Reston, Virginia 20190. The address of the principal office of the Company in Virginia is 1886 Metro Center Drive, Suite 400, Reston, Virginia 20190. The Company may change the resident agent and location of the Company’s principal office and may establish such additional offices as it may from time to time determine after appropriate filing with the Commission.
4. Term. The term of the Company shall be deemed to have commenced on the filing of the Articles with the Commission and shall continue until December 31, 2070, unless sooner terminated or further extended pursuant to the provisions of this Agreement by the Member.
5. Purpose. Subject to the terms and conditions set forth in Exhibit A attached hereto and Section 7(e) below, the purpose of the Company shall be:
(a) to own, operate, manage, control, direct, develop, lease, improve, construct, finance, refinance, market, sell, dispose of and otherwise deal with that certain property located at 3101 Wilson Boulevard, Arlington, Virginia (the “Property”); and
(b) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the Commonwealth of Virginia that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including, without limitation, obtaining financings for the business.
6. Member. Member is the sole member of the Company and shall be shown as such on the books and records of the Company. Except as expressly permitted by this Agreement, no other person shall be admitted as a member of the Company, and no additional interest in the Company shall be issued, without the prior approval of the Member. The name and the address of the Member is as follows:

Name	Address
DWC 3101 Wilson Venture, LLC	1886 Metro Center Drive, Fourth Floor, Reston, Virginia 20190

7. Management.
(a) Except as specifically limited herein (including, without limitation, pursuant to Section 7(e) below) or to the extent delegated by the written agreement of the Member, (i) the business and affairs of the Company shall be vested in and controlled by the Member, which shall have the exclusive power and authority, on behalf of the Company to take any action of any kind not inconsistent with this Agreement and to do anything and everything they deem necessary or appropriate to carry on the business of the Company, (ii) the Member shall have full, exclusive and complete discretion in the management and control of the Company for the purposes set forth above in Section 5, (iii) all decisions relating to the business and affairs of the Company including, without limitation, all decisions required or permitted to be made by the Member under this Agreement and all decisions required or permitted to be made by the Company as a member, partner or other beneficial owner of any other entity, may be made by, and all action proposed to be taken by or on behalf of the Company, may be taken by the Member, and (iv) the Member shall have full power and authority to execute all documents and take all other actions on behalf of the Company and thereby bind the Company with respect thereto.
(b) The implementation of decisions made by the Member may be through any person or entity selected by the Member. All decisions or actions taken by the Member hereunder shall be binding upon the Company. All approvals and consents required herein may be prospective or retroactive.
(c) The Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s business, and subject to Exhibit A attached hereto, the actions of the Member taken in accordance with such rights and powers shall bind the Company. The Member shall exercise its authority as such in its capacity as a Member of the Company. The Company shall not have any “managers” within the meaning of Section 18-101(10) of the Virginia Limited Liability Company Act.
(d) Officers.
(i) In furtherance of and not in limitation of the power and authority of the Member pursuant to Sections 7(a), (b) and (c) of this Agreement, the Member shall have the power and authority in its sole discretion to elect executive and other officers to manage the business and affairs of the Company on behalf of the Member and to delegate to such officers any or all of its power and authority under this Agreement. Following the appointment of any officers, the Member may, from time to time, in its sole discretion (1) appoint one or more additional officers, (2) remove, replace or substitute one or more officers and (3) limit or restrict the authority of one or more officers.
(ii) The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Member, are agents of the Company for the purpose of the Company’s business and the actions of the officers taken in accordance with such powers shall bind the Company.

8. Initial Capital Contributions and Percentage Interests.
(a) The Member has made initial contributions to the capital of the Company.
(b) The Member shall have an interest in the Company expressed as a percentage of the whole (“Percentage Interest”), with the current Percentage Interest in the Company of the Member being as follows:

Member	Percentage Interest
DWC 3101 Wilson Venture, LLC	100%
9. Additional Capital Contributions. The Member shall not be required to contribute any additional capital to the Company other than the initial contributions heretofore made. The Member will not have any obligation to restore any negative or deficit balance in its equity account maintained in its name by the Company, if any, including any negative or deficit balance in any such account upon liquidation and dissolution of the Company. Any additional funds required by the Company to meet its cash requirements shall, to the extent possible, be provided by Company borrowings from third parties, upon such terms and conditions as determined appropriate by the Member; provided, however, that in lieu of causing the Company to borrow from third parties, with the approval of the Member, the Member may from time to time make additional capital contributions to the Company.
10. Tax Matters. The Member is the sole owner of the Company for U.S. federal income tax purposes. Except as otherwise required by law, during such time as the Company shall have only one owner for U.S. federal income tax purposes, the following shall apply for federal tax purposes and for relevant state tax purposes, but only for such purposes: (i) in accordance with Section 301.7701-3(b)(1)(ii) of the Income Tax Regulations, the Company shall be disregarded as an entity separate from such owner; (ii) all items of income, gain, loss, deduction and credit of the Company shall be treated as recognized directly by such owner; and (iii) the assets and liabilities of the Company shall be treated as the assets and liabilities of such owner. At such time, if any, as the Company shall have more than one owner for U.S. federal income tax purposes, this Agreement shall be amended to provide the allocation of tax items among the Members.
11. Distributions. After providing for the satisfaction of all the current debts and obligations of the Company and after any required payments on any loan or other financing, including, the Company shall make distributions of the Company’s net cash flow available for distribution, in each case as and when determined by the Member, including distributions of net cash flow from operations, net proceeds of any interim capital transaction and net proceeds available upon dissolution and winding up of the Company (in each case after establishment of appropriate and reasonable reserves, as determined by the consent of the Member in its sole and absolute discretion), to the Member. Notwithstanding anything to the contrary contained herein, the Company shall not make a distribution to the Member if such distribution would violate the Virginia Limited Liability Company Act or any other applicable law.

12. Dissolution and Termination.
(a) The Company shall be dissolved and its business wound up upon the earlier to occur of any of the following events:
(i) The expiration of the term of the Company;
(ii) The written consent of the Member;
(iii) The death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company or;
(iv) The occurrence of any other event specified under the laws of the Commonwealth of Virginia as one effecting dissolution.
(b) Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Member shall act as the liquidator (unless the Member elects to appoint a liquidator) to wind up the business of the Company pursuant to this Agreement. If there shall be no Member, the successors-in-interest of the Member may approve one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Virginia Limited Liability Company Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Member or its successors-in-interest.

         (c) Notwithstanding anything to the contrary contained in this Section 12, upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 13(b) below, or (ii) the resignation of the Member and the admission of a replacement member of the Company pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of the Member is hereby authorized to, and shall, within ninety (90) days after the occurrence of an event that terminated the continued membership of the Member in the Company, agree in writing (A) to continue the Company, and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the Member of the Company.

         (d)  Notwithstanding anything to the contrary contained in this Section 12, the bankruptcy or insolvency of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

         (e)  Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by applicable law, the Member hereby waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy or insolvency of the Member, or the occurrence of an event that causes the Member to cease to be a member of the Company.
13. Transfers of Interests.
(a) Subject to Section 13(b) below, the Member shall have the right to sell, assign, pledge, transfer or otherwise dispose of all or any part of its interest in the Company.
(b) No transferee of all or any portion of the Member’s interest in the Company shall be admitted as a substitute or additional member of the Company unless (i) such transfer is in full compliance with any loan obtained by the Company, to the extent applicable, and (ii) such transferee shall have executed and delivered to the Company such instruments as the Member reasonably deems necessary and desirable to effectuate the admission of such transferee as a member of the Company and to confirm the agreement of such transferee to be bound by all the terms, conditions and provisions of this Agreement.
14. Indemnification. Neither the Member nor any officer appointed pursuant to the terms and conditions hereof (each a “Covered Person”) shall be liable to the Company for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it arising out of or in connection with this Agreement or the Company’s business or affairs, except for any such loss, claim, damage or liability primarily attributable to such Covered Person’s gross negligence or willful misconduct.  The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Covered Person against any losses, claims, damages or liabilities to which such Covered Person may become subject in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, except for any such loss, claim, damage or liability primarily attributable to such Covered Person’s gross negligence or willful misconduct. If a Covered Person becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Covered Person was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. If for any reason (other than the gross negligence or willful misconduct of a Covered Person) the foregoing indemnification is unavailable to a Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Covered Person on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. The provisions of this Section 14 shall survive for a period of four years from the date of dissolution of the Company, provided that (i) if at the end of such period there are any actions, proceedings or investigations then pending, the applicable Covered Person may so notify the Company at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 14 shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved, and (ii) the obligations of the Company under this Section 14 shall be satisfied solely out of Company assets. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company or any Covered Person under this Section 14 shall (i) be in addition to any liability which the Company or a Covered Person may otherwise have and (ii) inure to the benefit of the Member, each Covered Person, and their respective affiliates, members, directors, officers, employees, agents and affiliates and any successors, assigns, heirs and personal representatives of such persons.
15. Liability of the Member. Except as otherwise expressly provided in the Virginia Limited Liability Company Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Covered Person, as applicable. Except as otherwise expressly provided in the Virginia Limited Liability Company Act, the liability of the Member shall be limited to the amount of capital contributions, if any, required to be made by the Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.
16. Waiver of Partition and Nature of Interest In the Company. Except as otherwise expressly provided in this Agreement, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law, or to file a complaint or to institute any proceeding at law or in equity to cause the termination, dissolution and liquidation of the Company. The Member shall not have any interest in any specific assets of the Company and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 11 hereof. The interests of the Member in this Company are personal property.
17. Books, Records, Accounting and Reports.
(a) Books and Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Member. The Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company’s office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Company.
(b) Accounting and Fiscal Year. The books of the Company shall be kept using such methods as determined by the Member. The fiscal year of the Company shall be the same as the fiscal year of the Member.
(c) The Company Accountant. The Company shall retain as the regular accountant and auditor for the Company (the “Company Accountant”) such accounting firm designated by the Member. The fees and expenses of the Company Accountant shall be a Company expense.
(d) Reserves. The Member may, subject to such conditions as it shall determine, establish reserves for the purposes and requirements as they may deem appropriate.
(e) Tax Information. The Company shall provide the Member with all tax information necessary for the member to prepare its own tax filings, and such other tax related information requested by the Member, as soon as it is reasonably practicable.
18. Miscellaneous.
(a) Further Assurances. The Member agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.
(b) Notices. All notices, demands, consents, approvals, requests or other communications which any party to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by (i) personal delivery, (ii) facsimile transmission or (iii) a nationally recognized overnight courier service, fees prepaid, to such addresses as the Member may designate from time to time. A Notice sent in compliance with the provisions of this Section 18(b) shall be deemed given on the date of receipt.
(c) Successors and Assigns. Subject to the limitations, if any, set forth in Section 13 hereof, this Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.
(d) Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.

(e) Amendments. This Agreement may be amended only by a written instrument executed by the Member.
(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and to be performed wholly within that Commonwealth.
(g) Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.
(h) Creditors Not Benefited. Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Company or the Member, and no creditor of the Company shall be entitled to require the Company or the Member to solicit or accept any capital contribution for the Company or to enforce any right which the Company or the Member may have against the Member under this Agreement.
(i) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.
(j) Effectiveness. This Agreement shall become effective as of the date hereof.
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IN WITNESS WHEREOF, the party hereto has executed this Agreement as of the date set forth in the introductory paragraph hereof.

MEMBER:
DWC 3101 WILSON VENTURE, LLC
a Delaware limited liability company

By:
Name:
Title:
Signature Page to
Amended and Restated Limited Liability Company Agreement of
Comstock 3101 Wilson, LC